EDGAR  EXHIBIT  13
REFERENCE  N-1A  EXHIBIT(M)

                        CALVERT  SOCIAL  INDEX  SERIES,  INC.

                   PLAN  OF  DISTRIBUTION  PURSUANT  TO  RULE  12B-1
                    UNDER  THE  INVESTMENT  COMPANY  ACT  OF  1940

                                     CLASS  A

AS PERMITTED BY RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT OF 1940 AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS DISTRIBUTION PLAN ("PLAN"), AS HEREINAFTER SET FORTH, CALVERT SOCIAL INDEX SERIES, INC. ("FUND") MAY INCUR CERTAIN EXPENDITURES TO PROMOTE THE FUND AND FURTHER THE DISTRIBUTION OF SHARES OF FUND.

1. PAYMENT OF DISTRIBUTION EXPENSES. (A) THE FUND MAY INCUR EXPENDITURES FOR CERTAIN EXPENSES ASSOCIATED WITH THE DISTRIBUTION OF ITS SHARES. SUCH DISTRIBUTION EXPENSES INCLUDE, BUT NEED NOT BE LIMITED TO: THE COST OF PRINTING AND MAILING PROSPECTUSES, SALES LITERATURE AND OTHER RELEVANT MATERIAL TO OTHER THAN CURRENT SHAREHOLDERS OF THE FUND; ADVERTISING AND PUBLIC RELATIONS; AND PAYMENTS TO SALES PERSONNEL, BROKER-DEALERS AND OTHER THIRD PARTIES IN RETURN FOR DISTRIBUTION ASSISTANCE. PAYMENTS FOR DISTRIBUTION EXPENSES INCURRED BY THE FUND PURSUANT TO THIS PLAN MAY BE MADE DIRECTLY OR INDIRECTLY; HOWEVER, ALL AGREEMENTS WITH ANY PERSON RELATING TO THE IMPLEMENTATION OF THIS PLAN SHALL BE IN WRITING, AND SUCH AGREEMENTS SHALL BE SUBJECT TO TERMINATION, WITHOUT PENALTY, PURSUANT TO THE PROVISIONS OF PARAGRAPH 2(C) OF THIS PLAN.

     (B) DISTRIBUTION EXPENSES INCURRED BY THE FUND PURSUANT TO THIS PLAN SHALL BE AS SET FORTH ON SCHEDULE A TO THIS PLAN.

     (C) NOTHING IN THIS PLAN SHALL OPERATE OR BE CONSTRUED TO LIMIT THE EXTENT TO WHICH THE FUND'S INVESTMENT ADVISOR OR ANY OTHER PERSON, OTHER THAN THE FUND, AT ITS EXPENSE APART FROM THIS PLAN, MAY INCUR COSTS AND PAY EXPENSES ASSOCIATED WITH THE DISTRIBUTION OF FUND SHARES.

2. EFFECTIVE DATE AND TERM. (A) THIS PLAN SHALL BECOME EFFECTIVE UPON APPROVAL BY MAJORITY VOTES OF (I) THE BOARD OF DIRECTORS OF THE FUND AND THE DIRECTORS WHO ARE NOT INTERESTED PERSONS WITHIN THE MEANING OF SECTION 2(A) (19) OF THE INVESTMENT COMPANY ACT OF 1940 AND HAVE NO DIRECT OR INDIRECT FINANCIAL INTEREST IN THE OPERATION OF THE PLAN OR IN ANY AGREEMENTS RELATED TO THE PLAN (SUCH DIRECTORS ARE HEREINAFTER REFERRED TO AS "QUALIFIED DIRECTORS"), CAST IN PERSON AT A MEETING CALLED FOR THE PURPOSE OF VOTING ON THIS PLAN, AND (II) THE OUTSTANDING VOTING SECURITIES OF THE FUND.

     B) THIS PLAN SHALL REMAIN IN EFFECT FOR ONE YEAR FROM ITS ADOPTION DATE AND MAY CONTINUE IN EFFECT THEREAFTER IF THIS PLAN IS APPROVED AT LEAST ANNUALLY BY A MAJORITY VOTE OF THE DIRECTORS OF THE FUND, INCLUDING A MAJORITY OF THE QUALIFIED DIRECTORS, CAST IN PERSON AT A MEETING CALLED FOR THE PURPOSE OF VOTING ON THE PLAN.

     C). THIS PLAN MAY BE TERMINATED AT ANY TIME BY A MAJORITY VOTE OF THE QUALIFIED DIRECTORS OR BY VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF THE FUND OR, WITH RESPECT TO A PORTFOLIO, BY A VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF THAT PORTFOLIO.

3. REPORTS. THE PERSON AUTHORIZED TO DIRECT THE DISPOSITION OF MONIES PAID OR PAYABLE BY THE FUND PURSUANT TO 'HE PLAN SHALL PROVIDE, ON AT LEAST A QUARTERLY BASIS, A WRITTEN REPORT TO THE FUND'S BOARD OF DIRECTORS OF THE AMOUNTS EXPENDED PURSUANT TO THIS PLAN OR ANY RELATED AGREEMENT AND THE PURPOSES FOR WHICH SUCH EXPENDITURES WERE MADE.

4. SELECTION OF DISINTERESTED DIRECTORS. WHILE THIS PLAN IS IN EFFECT, THE SELECTION AND NOMINATION OF THOSE DIRECTORS WHO ARE NOT INTERESTED PERSONS OF THE FUND WITHIN THE MEANING OF SECTION 2(A)(19) OF THE INVESTMENT COMPANY ACT OF 1940 SHALL BE COMMITTED TO THE DISCRETION OF THE DIRECTORS THEN IN OFFICE WHO ARE NOT INTERESTED PERSONS OF THE FUND.

5. EFFECT OF PLAN. THIS PLAN SHALL NOT OBLIGATE THE FUND OR ANY OTHER PERSON TO ENTER INTO AN AGREEMENT WITH ANY PARTICULAR PERSON.

6. AMENDMENT. THIS PLAN MAY NOT BE AMENDED TO INCREASE MATERIALLY THE AMOUNT AUTHORIZED IN PARAGRAPH L(B) HEREOF TO BE SPENT FOR DISTRIBUTION WITHOUT APPROVAL BY A VOTE OF THE MAJORITY OF THE OUTSTANDING SECURITIES OF THE FUND OR, WITH RESPECT TO A PORTFOLIO, BY A VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF THE PORTFOLIO. ALL MATERIAL AMENDMENTS TO THIS PLAN MUST BE APPROVED BY A MAJORITY VOTE OF THE BOARD OF DIRECTORS OF THE FUND, AND OF THE QUALIFIED DIRECTORS, CAST IN PERSON AT A MEETING CALLED FOR THE PURPOSE OF VOTING THEREON.




JUNE  2000






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                        CALVERT  SOCIAL  INDEX  SERIES,  INC.

                     CALVERT  SOCIAL  INDEX  FUND  ("PORTFOLIO")

                   PLAN  OF  DISTRIBUTION  PURSUANT  TO  RULE  12B-1
                    UNDER  THE  INVESTMENT  COMPANY  ACT  OF  1940



CLASS A DISTRIBUTION PLAN EXPENSES INCURRED BY THE PORTFOLIO, PURSUANT TO THIS PLAN MAY NOT EXCEED, ON AN ANNUAL BASIS, 0.25%, OF THE PORTFOLIO'S CLASS A AVERAGE DAILY NET ASSETS.